Exhibit 10.29
CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$4,606,511.50	09-07-2007	03-23-2008	3787	2200		242
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Homeland Energy Solutions, LLC (TIN:	Lender:	Home Federal Savings Bank
	48-1200438)		Business Banking
	106 W Main, PO Box C		1016 Civic Center Dr NW Suite 300
	Riceville, IA 50466		Rochester, MN 55901

Principal Amount: $4,606,511.50	Interest Rate: 8.250%	Date of Agreement: September 7, 2007
DESCRIPTION OF EXISTING INDEBTEDNESS. That certain Promissory Note dated March 23, 2007 in the original principal amount of $3,517,572.00, amended by a Change in Terms Agreement dated April 23, 2007, amended by a Change in Terms Agreement dated May 4, 2007, amended by a Change in Terms Agreement dated May 9, 2007, with a current principal balance of $3,517,572.00.
DESCRIPTION OF COLLATERAL. Mortgage dated March 23, 2007 and Assignments of Deposit Accounts dated March 23, 2007.
DESCRIPTION OF CHANGE IN TERMS. Increase Loan Amount from $3,517,572.00 to $4,606,511.50. All other terms and conditions remain the same..
PAYMENT. Borrower will pay this loan in one principal payment of $4,606,511.50 plus interest on March 23, 2008. This payment due on March 23, 2008, will be for all principal and all accrued interest not yet paid.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligations), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.
BORROWER:
HOMELAND ENERGY SOLUTIONS, LLC

By:	/s/ Stephen K. Eastman President	By:	/s/ Bernard Retterath

	Steve Eastman, President of Homeland Energy		Bernard Retterath, Treasurer of Homeland Energy
	Solutions, LLC		Solutions, LLC